Exhibit 99.1

DIGITAL INSIGHT REPORTS FIRST QUARTER RESULTS;

INCOME FROM OPERATIONS UP MORE THAN 100% ON RECORD GROWTH IN END USERS, BILL PAYERS

CALABASAS, Calif. (April 22, 2004)—Digital Insight Corp.® (Nasdaq: DGIN) (www.digitalinsight.com), the leading online banking provider, today announced record financial results for its first quarter ended March 31, 2004.

Revenues for the first quarter ended March 31, 2004 increased 29% to $45.7 million from $35.5 million for the quarter ended March 31, 2003. Revenues for the 2004 quarter include contributions from Magnet Communications Inc., which was acquired by Digital Insight during the fourth quarter of 2003. Under Generally Accepted Accounting Principles (GAAP), net income in the first quarter increased 46% to $4.2 million, or $0.11 per diluted share, from $2.9 million, or $0.09 per diluted share, in the first quarter of 2003.

On a non-GAAP basis, excluding amortization of intangible assets from acquisitions, pro forma net income in the first quarter increased 28% to $5.4 million, or $0.15 per diluted share, from pro forma net income of $4.3 million, or $0.13 per share, in the first quarter of 2003. A reconciliation of non-GAAP pro forma results to GAAP results is provided as part of this press release.

2004 First Quarter Net Income and EPS Reflect Full 38% Tax Rate For The First Time

As previously announced, throughout 2004 Digital Insight will record an effective tax rate of approximately 38% on its GAAP and non-GAAP pro forma income statements, which is significantly higher than the 10% tax rate applied to GAAP results in Q1 2003. The following table illustrates Digital Insight’s underlying growth in profitability including and excluding the provision for income taxes.

(in thousands)	Q1 2004	Q1 2003	Increase
Revenues	$45,679	$35,507	29%
GAAP Pretax Income	$6,717	$3,164	112%
Provision for Income Taxes	$2,560	$312	721%
GAAP Net Income	$4,157	$2,852	46%

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DIGITAL INSIGHT REPORTS FIRST QUARTER RESULTS

Cash Flow From Operations Remains Strong

Cash flow from operations in the first quarter grew to $11.6 million from $2.4 million in the first quarter of 2003, reflecting the Company’s higher operating income in 2004 and the absence of a one-time litigation settlement that reduced cash flow in the first quarter of 2003. Operating cash flows continue to benefit from the Company’s ability to offset its cash tax liability by utilizing net operating loss carry forwards and research and development tax credits. The Company does not expect to incur significant cash tax payments prior to 2006.

Record Growth in Internet Banking and Bill Pay Users

“Our strategy of partnering with client financial institutions to help them drive business to the online channel translated into a very strong quarter, particularly in growing our base of Internet banking and bill pay end users,” commented Digital Insight Chairman, President and CEO Jeff Stiefler. “During Q1, we added 274,000 new Internet banking users and 73,000 online bill payers, a record performance by a wide margin (excluding end users gained via acquisition). I am highly encouraged by the growing interest among our clients to actively promote the online channel using our target marketing products and services. Financial institutions increasingly recognize the linkage between attracting online customers and achieving higher revenues and earnings — a sentiment that was broadly echoed at our client conference last month.”

Continuing Expansion of Partnerships With Core Data Processors

Stiefler continued, “During the quarter, we entered into a strategic partnership with Kirchman Corporation to jointly market our online banking solutions to Kirchman’s 1,000 financial institution clients. Our expanding range of channel partners underscores Digital Insight’s emergence as the Internet banking ‘partner of choice’ among core processors, an outgrowth of our industry-leading scale, unparalleled product breadth, and our focused commitment to the online channel. These important relationships strengthen our competitive position and further enhance our growth opportunities.”

Balance Sheet Highlights

At March 31, 2004, cash and investments increased to $81.8 million from $70.3 million at December 31, 2003, reflecting strong cash flow from operations. The Company remains debt-free.

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DIGITAL INSIGHT REPORTS FIRST QUARTER RESULTS

2004 Financial Guidance

Second Quarter 2004 Business Outlook

Revenues	$47.3 –$47.8 million
Non-GAAP Pro forma diluted EPS[1]	$0.15 – $0.16
Equivalent GAAP diluted EPS[1,2]	$0.11 – $0.12

Full Year 2004 Financial Guidance

Revenues	$193 –$197 million
Non-GAAP Pro forma diluted EPS[1]	$0.61 – $0.63
Equivalent GAAP diluted EPS[1,2]	$0.47 – $0.49

12004 financial guidance for GAAP and non-GAAP diluted earnings per share reflects an effective tax rate of 38%.

2Includes amortization of intangible assets of approximately $0.03 to $0.04 per diluted share for the quarter and $0.14 for the full year.

Reconciliation of Non-GAAP Pro Forma to GAAP Results and GAAP Outlook

The Company provides non-GAAP pro forma operating results as a supplement to its GAAP financial results. The Company believes that non-GAAP results provide investors and management with a representation of the Company’s core operating performance that can be helpful in assessing Digital Insight’s prospects for future growth. Management uses such non-GAAP measures to evaluate financial results and to establish operational goals.

The Company’s non-GAAP pro forma results exclude the following charges and benefits, net of any related tax impact, from the Company’s statements of operations:

—	Non-cash charges related to amortization of acquisition-related intangible assets
—	Non-cash charges related to stock-based compensation
—	Merger-related charges
—	Restructuring-related charges
—	Impairment charges
—	Cumulative effect of change in accounting methods
—	Income benefit from the release of valuation allowance

A detailed calculation of non-GAAP pro forma net income and pro forma net income per share is included in the attached statement of operations, which also includes equivalent GAAP net income and GAAP net income per share.

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DIGITAL INSIGHT REPORTS FIRST QUARTER RESULTS

About Digital Insight

Digital Insight® Corporation is the leading online banking provider for financial institutions. Through its comprehensive portfolio of Internet-based financial products and services built upon the Company’s unique architecture, Digital Insight enables banks and credit unions to become the trusted transaction hub for their retail and commercial customers. Digital Insight offers consumer and business Internet banking, online lending, electronic bill payment and presentment, check imaging, account-to-account transfers, website development and hosting, marketing programs designed to help increase online banking end user growth and more. Each Digital Insight product and service reinforces the strength of its financial institution clients.

Safe Harbor Statement under the Private Litigation Reform Act of 1995

This release discusses the following topics which contain forward-looking statements: guidance on anticipated results of operations in the second quarter of 2004 and for all of 2004; expectation of sustaining or growing GAAP or pro forma net income; expectation of continued growth in Internet banking end users; the continued success of marketing programs to encourage end-user adoption; expectation of gaining new contracts and retaining current clients; expectation regarding payment or nonpayment of federal or state income taxes in future years; expectations regarding the integration of Magnet; and other statements relating to future revenues, earnings, and performance. Such forward-looking statements are based on assumptions and are subject to inherent risks and uncertainties. Important factors which could cause actual results to differ materially from those in the forward-looking statements include the possibility that actual results of operations may fall short of the guidance provided herein, risks related to the integration of Magnet, as well as other risk factors detailed in Digital Insight’s latest annual report on Form 10-K and other reports on file with the SEC. Digital Insight assumes no obligation and does not intend to update any such forward-looking statements.

CONTACTS:

CORPORATE COMMUNICATIONS	INVESTOR RELATIONS

Jyoti Nanda	Erik Randerson
Corporate Communications	Investor Relations
Digital Insight	Digital Insight
(888) 344-4674	(818) 878-6615
press.release@digitalinsight.com

—tables to follow—

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DIGITAL INSIGHT REPORTS FIRST QUARTER RESULTS

DIGITAL INSIGHT CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three months ended March 31,
	2004	2003
Revenues	$45,679	$35,507
Costs and operating expenses
Cost of revenues	21,013	17,427
Sales, general and administrative	10,692	10,076
Research and development	5,281	3,552
Amortization of acquisition-related intangible assets	2,075	1,414

Total costs and operating expenses	39,061	32,469

Income from operations	6,618	3,038
Interest and other income, net	99	126

Net income before provision for income taxes	6,717	3,164
Provision for income taxes	2,560	312

Net income	$4,157	$2,852

Basic net income per share	$0.12	$0.09

Diluted net income per share	$0.11	$0.09

Shares used in computing basic net income per share	35,031	32,467

Shares used in computing diluted net income per share	36,332	32,866

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP

PRO FORMA NET INCOME

Pro forma (1)
GAAP net income	$4,157	$2,852
Amortization of acquisition-related intangible assets	2,075	1,414
Tax effect of pro forma adjustment	(789)	—

Pro forma net income	$5,443	$4,266

Diluted pro forma net income per share	$0.15	$0.13

Shares used in computing diluted pro forma net income per share	36,332	32,866

(1)	See explanation above regarding the Company’s practice on reporting pro forma results.

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DIGITAL INSIGHT REPORTS FIRST QUARTER RESULTS

DIGITAL INSIGHT CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$51,932	$40,226
Short-term investments	29,848	29,109
Accounts receivable, net	20,922	22,333
Accumulated implementation costs	3,389	3,689
Deferred tax asset, net	15,377	15,377
Prepaid and other current assets	3,129	2,644

Total current assets	124,597	113,378

Property and equipment, net	24,643	27,586
Goodwill and intangible assets, net	159,470	161,545
Deferred tax asset, net	38,926	41,324
Accumulated implementation costs	3,333	3,684
Other assets	454	1,295

Total assets	$351,423	$348,812

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,937	$6,427
Accrued compensation and related benefits	4,713	5,428
Customer deposits and deferred revenues	11,134	12,758
Other accrued liabilities	8,056	10,512

Total current liabilities	30,840	35,125

Customer deposits and deferred revenues	6,267	5,446
Other liabilities	1,770	1,770

Total liabilities	38,877	42,341

Common stock	35	35
Additional paid-in capital	438,943	437,086
Deferred stock-based compensation	(185)	(246)
Accumulated deficit	(126,247)	(130,404)

Total stockholders’ equity	312,546	306,471

Total liabilities and stockholders’ equity	$351,423	$348,812

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DIGITAL INSIGHT REPORTS FIRST QUARTER RESULTS

DIGITAL INSIGHT CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three months ended March 31,
	2004	2003
Cash flows from operating activities:
Net income	$4,157	$2,852
Adjustments to reconcile net income to net cash from operating activities:
Deferred income tax provision	2,398	—
Depreciation and amortization of property and equipment	3,599	3,157
Amortization of acquisition-related intangible assets	2,075	1,414
Amortization of deferred stock-based compensation	61
Changes in operating assets and liabilities	(730)	(5,055)

Net cash provided by operating activities	11,560	2,368

Cash flows from investing activities:
Net maturities of investments	268	16,124
Acquisition of property and equipment	(936)	(3,099)
Acquisition payments	(1,043)	—

Net cash provided by (used in) investing activities	(1,711)	13,025

Cash flows from financing activities:
Net repayments of debt	—	(7,882)
Proceeds from issuance of common stock	1,857	588

Net cash provided by (used in) financing activities	1,857	(7,294)

Net increase in cash and cash equivalents	11,706	8,099
Cash and cash equivalents, beginning of period	40,226	48,130

Cash and cash equivalents, end of period	$51,932	$56,229

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DIGITAL INSIGHT REPORTS FIRST QUARTER RESULTS

Digital Insight Corporation

Key Operating Data

	March 31, 2004	December 31, 2003	March 31, 2003
CONSUMER METRICS
Live Internet Banking Clients
Internet Banking Sites	1,355	1,350	1,285
Internet Banking Active End-Users	4,678,000	4,404,000	3,791,000
Potential End-Users at Live Sites	34,100,000	34,370,000	31,735,000
Penetration at Live Sites	13.7%	12.8%	11.9%
All Internet Banking Clients
Contracts	1,457	1,455	1,405
Potential End-Users	35,700,000	35,886,000	33,754,000
Online Bill Pay Metrics
Bill Pay Users	736,000	663,000	509,000
Bill Pay Penetration (of Internet Users)	15.7%	15.1%	13.4%
BUSINESS METRICS
Cash Management Contracts	571	556	525
Cash Management Corporate Customers	66,400	62,400	29,200
LENDING METRICS
Lending Contracts	225	218	201
Applications Processed (a)	137,000	140,000	138,000
CONTRACTED CLIENTS	1,718	1,710	1,622
REVENUE BY PRODUCT LINE (in thousands) (a)
Internet Banking Revenue (b)	$36,027	$35,013 (b)	$29,919 (b)
Cash Management Revenue (c)	$5,964	$3,345	$1,414
Lending Revenue	$3,688	$3,806	$4,174
Total Revenue	$45,679	$42,164	$35,507

(a)	Quarterly totals for respective three-month periods. All other information is at the period then-ended.
(b)	Q4 2003 and Q1 2003 exclude revenue contributions from Cash Management of $2,089 and $1,414, respectively, that were formerly included in Internet banking revenue.
(c)	Contributions from Digital Insight’s acquisition of Magnet Communications are included in Cash Management for Q1 2004 and for one month of Q4 2003. Magnet revenue is not included in Q1 2003.